Exhibit 3.2 AMENDED AND RESTATED BYLAWS OF PRESTIGE CONSUMER HEALTHCARE INC. A DELAWARE CORPORATION (Adopted as of June 24, 2004; Amended and Restated as of August 17October 29, 2018) ARTICLE I OFFICES SECTION 1. REGISTERED OFFICE. The registered office of Prestige Consumer Healthcare Inc. (the “CORPORATION”) in the State of Delaware shall be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The name of the Corporation’s registered agent at such address shall be National Registered Agents, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “BOARD OF DIRECTORS”). SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require. ARTICLE II MEETINGS OF STOCKHOLDERS SECTION 1. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. SECTION 2. ANNUAL MEETING. An annual meeting of stockholders shall be held each year at such date, time and place as determined by the Board of Directors. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting. SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (the “CERTIFICATE OF INCORPORATION”). SECTION 4. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take action at a meeting, written notice of each annual and special meeting of stockholders stating the date, time and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), and Section 233 of the Delaware General Corporation Law. Any previously scheduled meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, submits a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice. SECTION 5. LIST OF STOCKHOLDERS. The officer having charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. SECTION 6. QUORUM; ADJOURNMENTS. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. Unless otherwise provided by statute, no notice of an adjourned meeting need be given. SECTION 7. ORGANIZATION. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in his absence or if one shall not have been elected, the chief executive officer shall act as chairman of the meeting. The secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with any rules, regulations and procedures for the conduct of any meeting of stockholders as may be adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such, rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting. SECTION 9. VOTING. Except as otherwise provided by the Certificate of Incorporation, the General Corporation Law of the State of Delaware or the certificate of designation relating to any outstanding class or series of preferred stock, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation: (a) on the date fixed pursuant to the provisions of Section 13 of Article II of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present and voting, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled. SECTION 10. INSPECTORS. The Board of Directors may shall , in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders. SECTION 11. ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS. (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw and at on the time of the record date for the determination of stockholders entitled to notice of and to vote at such meeting, who is entitled to vote generally in the election of directors at the annual meeting, and who shall have complied with the notice procedures set forth below in Section 11(b). Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw and at on the time of the record date for the determination of stockholders entitled to notice of and to vote at such meeting, who is entitled to vote generally in the election of directors at the special meeting, and who shall have complied with the notice procedures set forth below in Section 11(b).

(b) In order for a stockholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder’s intent to make such nomination in writing to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not earlier than the close of business on the 120 th day and not later than the close of business on the 90 th day prior to the date of the first anniversary of the previous year’s annual meeting; PROVIDED, HOWEVER, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 120 th day prior to such annual meeting or later than the close of business on the later of the 90 th day prior to such annual meeting and the 10 th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10 th day following the day on which the public disclosure of the date of such special meeting was first made by the Corporation; PROVIDED FURTHER, that notwithstanding anything in the forgoing clause (i) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due under such clause (i) and there is no public disclosure by the Corporation naming all of the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10 th day following the day on which such public disclosure is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting or a special meeting of stockholders (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of these Bylaws , “ Associated Person ” shall mean, with respect to any person, (i) any beneficial owner of any stock of the Corporation owned by such person, (ii) such person ’s and any such beneficial owner ’s respective affiliates and associates and (iii) any person acting, directly or indirectly, in concert with such person or any such beneficial owner . To be in proper form, a stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director at such meeting (A) all information relating to such person that would be required to be disclosed, whether in a proxy statement, other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates , or any other person or persons (including their names) acting in concert therewith or any Associated Persons of such stockholder , on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, or any Associated Person of such stockholder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (D) any information that such person would be required to disclose pursuant to clause (ii) of this sentence if such person were a stockholder purporting to make a nomination, and (E) an undertaking to notify the Corporation in writing of any change in the information called for by the foregoing clauses (A), (B), (C) and (D) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the 10 th day following such record date; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made any Associated Person of such stockholder (A) the name and record address of such stockholder person , as they appear on the Corporation’s books , and of such beneficial owner , if any , (B) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner, if any person , (C) a description of any option, warrant, convertible security, stock appreciation right , hedge, swap, derivative interest , or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, person has a right to vote any shares of any security of the Corporation, (E) any short interest in any security of the Corporation held by such person (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) or any borrowing or lending by such person of any security of the Corporation , (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (H) any performance-related fees (other than an asset-based fee) to which such stockholder and such beneficial owner, if any, person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, and (I) a description of any material interest of such person in such nomination, including any anticipated benefit therefrom to such person, all such information to be provided as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner’s, if any, person ’s immediate family sharing the same household (which information set forth in this clause (ii) shall be supplemented by such stockholder and such beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (iii) with respect to each nominee for election or reelection to the Board of Directors, a written consent of such nominee to being named as a nominee and to serve as a director if elected, together with the completed and signed questionnaire, representation and agreement required by Section 11(c); (iv) any other information relating to such nominee, stockholder and beneficial owner, if any, any Associated Person of such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) a representation (A) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination and (B) whether the stockholder or the beneficial owner, if any, any Associated Person of such stockholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and (vi) an undertaking by the stockholder and beneficial owner, if any, to notify the Corporation in writing of any change in the information called for by clauses (i), (ii), (iii), and (iv) as of the record date for such meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the tenth (10 th ) day following such record date. The Corporation may also, as a condition of any such nomination being deemed properly brought before a meeting, require any proposed nominee to furnish (i) any information required pursuant to any undertaking delivered pursuant to this Section 11(b) and (ii) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation (consistent with the rules of the Securities and Exchange Commission and with any director independence standards set forth in the Corporation’s Corporate Governance Principles) or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. For purposes of this section, “PUBLIC DISCLOSURE” shall mean disclosure in a Current Report on Form 8-K (or any successor form) or in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. (c) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11(b)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), that such person (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question or issues or questions generally (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and with the Corporation’s Corporate Governance Guidelines and Code of Conduct applicable to members of the Board of Directors, as well as all other applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation ; and (iv) intends to serve as a director of the Corporation for the full term for which such person is standing for election . (d) No person shall be eligible to serve for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. If the nominating stockholder does not appear or send a qualified representative to present the nomination proposal at the relevant meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section (including by reason of such stockholder or beneficial owner, if any, any Associated Person of such stockholder soliciting proxies in support of such stockholder’s nominee without such stockholder having made the representation required by clause (b)(v)(B) above), and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this Bylaw shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation, or these Bylaws. SECTION 12. ADVANCE NOTICE PROVISIONS FOR OTHER BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of

Directors (or any duly authorized committee thereof), (ii) brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record at the time of giving of notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (b) complies with the notice procedures set forth in this Section 12 . For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such business must otherwise be appropriate for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the 120 th day and not later than the close of business on the 90 th day prior to the date of the first anniversary of the previous year’s annual meeting; PROVIDED, HOWEVER, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 120 th day prior to such annual meeting or later than the close of business on the later of the 90 th day prior to such annual meeting and the 10 th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder ’s notice as described above. To be in proper form, a stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and each beneficial owner, if any, on whose behalf the proposal is made any Associated Person of such stockholder, including any anticipated benefit therefrom to such persons ; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Associated Person of such beneficial owner, if any stockholder ; (c) the class and number of shares of the Corporation which are, directly or indirectly, beneficially owned by the stockholder and such beneficial owner, if any or any Associated Person of such stockholder ; (d) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder and such beneficial owner, if any, or any Associated Person of such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (e) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, or any Associated Person of such stockholder has a right to vote any shares of any security of the Corporation; (f) a description of any short interest in any security of the Corporation held by such stockholder or any Associated Person of such stockholder (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) or any borrowing or lending by such stockholder or any Associated Person of such stockholder of any security of the Corporation ; (g) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, or any Associated Person of such stockholder that are separated or separable from the underlying shares of the Corporation; (h) a description of any proportionate interest in shares of the Corporation or Derivative

Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, or any Associated Person of such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (i) a description of any performance-related fees (other than an asset-based fee) to which such stockholder and such beneficial owner, if any, or any Associated Person of such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any ,; and (j) any other information relating to such stockholder and any Associated Persons of such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business to be brought by such stockholder before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; all such information to be provided as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner ’s, if any, any of such stockholder ’s Associated Persons ’ immediate family sharing the same household (which information set forth in this sentence shall be supplemented by such stockholder and such beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date). Such notice also shall include a representation (A) that such stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting, (B) that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (C) that such stockholder will notify the Corporation in writing of the number of shares of capital stock of the Corporation owned of record and beneficially by such stockholder and beneficial owner, if any, or any Associated Person of such stockholder as of the record date for the meeting within ten (10) days following the record date, and (D) as to whether such stockholder or beneficial owner, if any, any Associated Person of such stockholder intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to adopt or approve the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section (including by reason of the stockholder or beneficial owner, if any, any Associated Person of such stockholder soliciting proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (D) of the preceding paragraph); if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. A stockholder proposing to bring business before an annual meeting must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this section. For purposes of this section, “PUBLIC DISCLOSURE” shall mean disclosure in a Current Report on Form 8-K (or any successor form) or in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. SECTION 13. NO ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken by stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, the meeting and vote of stockholders may be dispensed with, and the action taken without such meeting and vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. The consent shall be delivered to the Corporation by delivery to its registered office in the

State of Delaware, or the Corporation ’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which the proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation ’s registered office shall be by hand or by certified or registered mail, return receipt requested; PROVIDED, HOWEVER, that no consent delivered by certified or registered mail shall be deemed delivered until such consent is actually received at the Corporation ’s registered office. All consents properly delivered in accordance with this Section 13 shall be deemed to be recorded when so delivered. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 13, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by the holders of a sufficient number of shares to take such corporate action were delivered to the Corporation as provided above in this Section 13. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof . SECTION 14. FIXING A RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. Such notice shall specify the action proposed to be consented to by stockholders. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. Such delivery to the Corporation shall be made to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the secretary of the Corporation. Such delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. In the event of delivery to the Corporation of a written consent or written consents purporting to authorize or take corporate action, and/or related revocation or revocations, (each such written consent and related revocation, individually and collectively, a “CONSENT”), the secretary of the Corporation shall provide for the safekeeping of such Consent and shall as soon as practicable thereafter conduct such reasonable investigation as the secretary deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent. If after such investigation the secretary shall determine that the Consent is sufficient and valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. ARTICLE III DIRECTORS SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders. SECTION 2. ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. SECTION 3. REGULAR MEETINGS AND SPECIAL MEETINGS. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors or by the chairman of the board. Special meetings of the Board of Directors may be called by the chairman of the board (if one shall have been elected), the lead director (if one shall have been elected), the president (if the president is a director) or upon the request of at least a majority of the directors then in office. SECTION 4. NOTICE OF MEETINGS. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the secretary as hereinafter provided in this Section 4, in which notice shall be stated the time and place of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting , or such shorter period as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, email or similar means. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in any notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. SECTION 5. WAIVER OF NOTICE AND PRESUMPTION OF ASSENT. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action. SECTION 6. QUORUM, REQUIRED VOTE AND ADJOURNMENT. The chairman of the board, if one shall have been elected, or in his absence or if one shall not have been elected, the lead director, if one shall have been designated, or if a lead director shall not have been designated or in the absence of the lead director, the president (if the president is a director and is not also the chairman of the board) shall preside at such meetings, and, if the president is not present at such meeting, a majority of the directors present at such meeting shall elect one of their members to so preside. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. SECTION 7. COMMITTEES. The Board of Directors (i) may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and (ii) shall during such period of time as any securities of the Corporation are listed on the New York Stock Exchange (the “NYSE”), by resolution passed by a majority of the entire Board of Directors, designate all committees required by the rules and regulations of the NYSE. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors as may be determined from time to time by resolution adopted by the Board of Directors or as required by the rules and regulations of the NYSE, if applicable. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. SECTION 8. COMMITTEE RULES. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. SECTION 9. COMMUNICATIONS EQUIPMENT. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting. SECTION 10. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. SECTION 11. COMPENSATION. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity. SECTION 12. RELIANCE ON BOOKS AND RECORDS. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. ARTICLE IV

OFFICERS SECTION 1. NUMBER. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board (which shall be an optional office), a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible. SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. SECTION 3. REMOVAL. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. SECTION 4. VACANCIES. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors. SECTION 5. COMPENSATION. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; PROVIDED HOWEVER, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the unanimous vote of the Board of Directors or as required by applicable law or regulation, including any exchange or market upon which the Corporation’s securities are then listed for trading or quotation. SECTION 6. CHAIRMAN OF THE BOARD. The chairman of the board, if one shall have been elected, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these Bylaws. SECTION 7. CHIEF EXECUTIVE OFFICER. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board (if one shall have been elected), the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president. SECTION 8. THE PRESIDENT. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board (if one shall have been elected) and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board (if one shall have been elected), the chief executive officer, the Board of Directors or as may be provided in these Bylaws. SECTION 9. VICE-PRESIDENTS. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors or the chairman of the board (if one shall have been elected), shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board (if one shall have been elected), the chief executive officer, the president or these Bylaws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the Board of Directors may from time to time prescribe. SECTION 10. THE SECRETARY AND ASSISTANT SECRETARIES. The secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the supervision of the chairman of the board or, if one has not been elected, the chief executive officer, the secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board (if one shall have been elected), the chief executive officer, the president or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board (if one shall have been elected), the chief executive officer, the president, or secretary may, from time to time, prescribe. SECTION 11. THE CHIEF FINANCIAL OFFICER. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or, if one has not been elected, the chief executive officer or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the chairman of the board (if one shall have been elected), the chief executive officer, the president or these Bylaws may, from time to time, prescribe. SECTION 12. OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors. SECTION 13. ABSENCE OR DISABILITY OF OFFICERS. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it. ARTICLE V CERTIFICATES OF STOCK SECTION 1. FORM. The shares of stock of the Corporation shall be represented by certificates, PROVIDED that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board (if one shall have been elected), the chief executive officer or the president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board (if one shall have been elected), chief executive officer, president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, and in the case of certificated shares upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. SECTION 2. LOST CERTIFICATES. The Corporation may issue or direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate. SECTION 3. REGISTERED STOCKHOLDERS. Prior to a request to record the transfer of any share or shares, together in the case of certificated shares with the surrender to the Corporation of the certificate or certificates for such share or shares of stock, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. ARTICLE VI GENERAL PROVISIONS SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 2. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation. SECTION 3. CONTRACTS. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. SECTION 4. LOANS. Subject to compliance with applicable law (including the Sarbanes-Oxley Act of 2002, as amended), the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute. SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall end on March 31 of each fiscal year and may thereafter be changed by resolution of the Board of Directors. SECTION 6. CORPORATE SEAL. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section. SECTION 7. VOTING SECURITIES OWNED BY CORPORATION. Voting securities in any other Corporation held by the Corporation shall be voted by the chief executive officer, the president or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution. SECTION 8. INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation. SECTION 9. SECTION HEADINGS. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein. SECTION 10. INCONSISTENT PROVISIONS. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. SECTION 11. FORUM FOR ADJUDICATION OF CERTAIN DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent” ), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation ’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of the State of Delaware or

the Corporation ’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; PROVIDED, HOWEVER, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action” ) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder ’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11 of Article VI. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation ’s ongoing consent right as set forth above in this Section 11 of Article VI with respect to any current or future actions or claims. ARTICLE VII AMENDMENTS In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of directors then in office. Any alteration or repeal of these Bylaws by the stockholders of the Corporation shall be done solely in accordance with the terms of the Corporation’s Certificate of Incorporation.